Exhibit 10.47
SECOND AMENDMENT
TO
AIRCRAFT TIME SHARING AGREEMENT

THIS SECOND AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT ("Amendment") is entered into this 30th day of November 2024, by and between Marathon Petroleum Company LP, a Delaware limited partnership (hereinafter "Operator"), and Maryann T. Mannen, an individual (hereinafter "Executive").
WHEREAS, Operator and Executive entered into that certain "Aircraft Time Sharing Agreement" dated August 14, 2024, as amended (the "Agreement"); and
WHEREAS, Operator and Executive desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth to be kept and performed by the parties hereto, it is mutually covenanted and agreed as follows:
1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.
2. Except as hereinabove amended, the Agreement remains in full force and effect as the binding obligation of both Operator and Executive in accordance with its terms, as amended herein.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

MARATHON PETROLEUM COMPANY LP		MARYANN T. MANNEN
By:	MPC Investment LLC, its General Partner
		By:	/s/ Maryann T. Mannen
By:	/s/ Fiona C. Laird		Maryann T. Mannen, Individually

Name:	Fiona C. Laird

Title:	CHRO and SVP Communications

Exhibit A
Description of Aircraft

Aircraft Make and Model	FAA Registration Number	Aircraft Serial Number	Primary Aircraft Base
Bombardier Challenger 300	N422MP	20422	KFDY
Bombardier Challenger 350	N424MP	20594	KFDY
Bombardier Challenger 3500	N425MP	21017	KSAT
Bombardier Challenger 3500	N426MP	21017	KFDY
Gulfstream G450	N457MP	4320	KFDY
Gulfstream G450	N459MP	4327	KFDY